                           CRANE CO. AND SUBSIDIARIES
                             Exhibit 11 to FORM 10-K
               Annual Report for the Year Ended December 31, 2001

                       Computation of Net Income Per Share
                      (In Thousands, Except Per Share Data)

Basic                                                        2001           2000            1999           1998          1997 *
-----                                                        ----           ----            ----           ----          ------
Income from continuing operations                           $88,620       $123,729        $100,898       $124,842       $103,716
Income from discontinued operations                               -              -          13,672         13,596          9,055
                                                            -------       --------        --------       --------       --------
Net income                                                  $88,620       $123,729        $114,570       $138,438       $112,771
                                                            =======       ========        ========       ========       ========

Income from continuing operations                           $  1.48       $   2.03        $   1.51       $   1.82       $   1.51
Income from discontinued operations                               -              -             .20            .20            .13
                                                            -------       --------        --------       --------       --------
Net income per share                                         $  1.48      $   2.03        $   1.71       $   2.02       $   1.64
                                                            ========      ========        ========       ========       ========

Weighted average number of basic shares                      59,825         60,919          66,981         68,555         68,565


Diluted
-------
Income from continuing operations                           $88,620       $123,729        $100,898       $124,842       $103,716
Income from discontinued operations                               -              -          13,672         13,596          9,055
                                                            -------       --------        --------       --------       --------
Net income                                                  $88,620       $123,729        $114,570       $138,438       $112,771
                                                            =======       ========        ========       ========       ========

Income from continuing operations                           $  1.47       $   2.02        $   1.50       $   1.80       $   1.50
Income from discontinued operations                               -              -             .20            .20            .13
                                                            -------       --------        --------       --------       --------
Net income per share                                        $  1.47       $   2.02        $   1.70       $   2.00       $   1.63
                                                            =======       ========        ========       ========       ========

Weighted average number of basic shares                      59,825         60,919          66,981         68,555         68,565
Add:
Adjustment to basic shares for dilutive stock options           530            480             479            813            819
                                                            -------       --------        --------       --------       --------
Total weighted average number of shares                      60,355         61,399          67,460         69,368         69,384
                                                            =======       ========        ========       ========       ========

     * All share and per share data have been retroactively restated to reflect the three-for-two splits of common stock effected in the form of a 50% stock dividend in 1998.